EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form 8-K of our report dated April 5, 1996 (May 24, 1996 as to Note 14) relating to the financial statements of OSP Publishing, Inc. appearing in the Registration Statement No. 333-4655 on Form S-4 of Global One Distribution & Merchandising Inc.

DELOITTE & TOUCHE LLP


Long Beach, California
September 11, 1996

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